Exhibit 99.1

Community Bankers Trust Corporation Reports Results for Third Quarter of 2017

Conference Call on Thursday, October 26, 2017, at 10:00 a.m. Eastern Time

Richmond, VA, October 26, 2017 – Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported unaudited results for the third quarter and first nine months of 2017.

Income Statement - Three Months ended September 30, 2017 compared with Three Months ended June 30, 2017

•	Net income was $2.4 million for the third quarter of 2017 compared with $2.9 million in the second quarter of 2017.
•	Interest and fees on loans increased $175,000 on a linked quarter basis.
•	Income tax expense increased $227,000 in the third quarter of 2017, as the effective rate returned to a normalized basis, 27.6%, for the quarter compared with an effective rate of 19.1% in the prior quarter.
•	There was a provision for loan losses of $150,000 during the quarter versus none in the second quarter of 2017.

Income Statement - Nine Months ended September 30, 2017 compared with Nine Months ended September 30, 2016

•	Net income of $7.8 million for the first nine months of 2017 increased $647,000, or 9.0%, over the same period in 2016.
•	Basic earnings per share of $0.36 for the first nine months of 2017 compares with $0.33 for the first nine months of 2016. Fully diluted earnings per share were $0.35 for the first nine months of 2017.
•	Total interest and dividend income of $39.6 million increased $3.0 million, or 8.1%.
•	Interest and fees on loans increased 11.6%, or $3.1 million.
•	Net interest income increased $2.0 million, or 6.5%.

Income Statement - Three Months ended September 30, 2017 compared with Three Months ended September 30, 2016

•	Net income of $2.4 million for the third quarter of 2017 was a slight decrease of $42,000 from the same period in 2016 despite operating three additional branches for a full quarter in the third quarter of 2017.
•	Total interest and dividend income increased $982,000, or 7.9%, in the third quarter of 2017 over the same period in 2016, led by interest and fees on loans, which increased $971,000 or 10.6%.
•	Net interest income after provision for loan losses increased $623,000, or 6.1%, year-over-year.

Balance Sheet Highlights - September 30, 2017

•	Retail deposits grew $157.6 million, or 17.4%, year-over-year.
•	Loans, excluding purchased credit impaired (“PCI”) loans, grew $78.2 million, or 9.6%, from $811.8 million at September 30, 2016 to $890.0 million at September 30, 2017.
•	Other real estate owned declined 44.8% year-over-year and totaled $2.7 million at September 30, 2017.
•	Noninterest bearing deposits grew $16.0 million, or 12.4%, year-over-year and totaled $145.3 million.
•	Deposit growth for the first nine months of 2017 was $41.1 million, or 4.0%. Strong retail deposit growth of $80.0 million, or 8.1%, allowed management to lower brokered deposit balances by $38.9 million.
•	On September 28, 2017, the Bank purchased an in-market adjustable rate mortgage loan pool of $15.7 million, which is expected to benefit interest income beginning in the fourth quarter of 2017.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “The Bank continues to build value for shareholders, although the third quarter of 2017 produced mixed results.  Overall, assets and non-interest bearing deposits have grown better than expected, thanks in part to increasing our branch network and building market share.  This growth, coupled with our disciplined approach to pricing, keeps our balance sheet and overall long-term value strong.”

Smith added, “Loan growth for the quarter was lower than expected, but our lenders have been working hard to offset some of the economic lull that banks experienced during the quarter.  Our loan growth for the past 12 months, however, remained better than we had anticipated.  Net income was also lower than expected, but that was the result of known factors, such as costs associated with branch expansion and digital banking enhancements.  Our efforts in these areas will improve the overall position of the Bank in future quarters.”

Smith concluded, “The Bank remains committed to its strategies for the fourth quarter and into 2018.  We will continue to grow the types of loans and deposits that we need to improve the margin and remain ready for a rising rate environment.  In addition, our focus on gaining market share, through both locations and delivery systems, will create strong returns for shareholders.”

RESULTS OF OPERATIONS

Net income was $2.4 million for the third quarter of 2017, compared with net income of $2.9 million in the second quarter of 2017 and net income of $2.5 million in the third quarter of 2016. Earnings per common share, basic and fully diluted, were $0.11 per share, $0.13 per share and $0.11 per share for the three months ended September 30, 2017, June 30, 2017, and September 30, 2016, respectively.

Net income was $7.8 million for the nine months ended September 30, 2017 versus net income of $7.2 million for the same period in 2016. Basic earnings per common share were $0.36 per share and $0.33 per share for the nine months ended September 30, 2017 and September 30, 2016, respectively. Fully diluted earnings per common share were $0.35 per share and $0.33 per share for the nine months ended September 30, 2017 and September 30, 2016, respectively.

The following table presents summary income statements for the three months ended September 30, 2017, June 30, 2017 and September 30, 2016, and the nine months ended September 30, 2017 and September 30, 2016.

SUMMARY INCOME STATEMENT
(Dollars in thousands)	For the three months ended			For the nine months ended
	30-Sep-17	30-Jun-17	30-Sep-16	30-Sep-17	30-Sep-16
Interest income	$13,389	$13,220	$12,407	$39,557	$36,578
Interest expense	2,363	2,246	1,904	6,690	5,729
Net interest income	11,026	10,974	10,503	32,867	30,849
Provision for loan losses	150	-	250	150	450
Net interest income after provision for loan losses	10,876	10,974	10,253	32,717	30,399
Noninterest income	1,165	1,188	1,345	3,506	4,061
Noninterest expense	8,706	8,536	8,278	25,693	24,538
Income before income taxes	3,335	3,626	3,320	10,530	9,922
Income tax expense	919	692	862	2,687	2,726
Net income	$2,416	$2,934	$2,458	$7,843	$7,196

EPS Basic	$0.11	$0.13	$0.11	$0.36	$0.33
EPS Diluted	$0.11	$0.13	$0.11	$0.35	$0.33

Return on average assets, annualized	0.75%	0.92%	0.82%	0.82%	0.81%
Return on average equity, annualized	7.80%	9.75%	8.60%	8.69%	8.65%

2

In this earnings release, the results reported for loans and loan growth do not include PCI loans, unless otherwise specifically stated.

Net Interest Income

Linked Quarter Basis

Net interest income was $11.0 million for each of the quarters ended September 30, 2017 and June 30, 2017. Interest income increased $169,000, or 1.3%, and interest expense increased $117,000, or 5.2%, resulting in a $52,000 increase in net interest income.

Interest and fees on loans on a linked quarter basis increased $175,000, or 1.8%, to $10.1 million for the third quarter of 2017. Interest income on PCI loans declined $30,000. Interest income on total loans of the combined portfolios was $11.6 million with a yield of 5.00% for the third quarter of 2017. The tax-equivalent yield of 4.51% on earning assets was a slight decrease of two basis points on a linked quarter basis.

Securities income equaled $1.8 million in each of the third and second quarters of 2017. On a tax equivalent basis, securities income was $2.1 million for each of the third and second quarters of 2017. The tax-equivalent rate of return on the portfolio was 3.10% in the third quarter of 2017 and 3.09% in the second quarter of 2017.

Interest expense increased $117,000, or 5.2%, on a linked quarter basis as the rates paid on interest bearing balances increased by three basis points, from 0.89% in the second quarter of 2017 to 0.92% in the third quarter of 2017. The Company’s increase in funding costs was the result of replacing wholesale funding sources with retail deposits, some of which were from new branch promotions. The cost of FHLB and other borrowings was 1.57% for the third quarter of 2017 compared with 1.42% for the second quarter of 2017 while the cost of interest bearing deposits increased from 0.84% in the second quarter of 2017 to 0.87% in the third quarter of 2017. During the third quarter of 2017, the average balance of FHLB borrowings declined $7.1 million.

With the changes in net interest income noted above, the tax equivalent net interest margin was 3.74% in the third quarter of 2017 and 3.78% in the second quarter of 2017. Likewise, the interest spread was 3.59% and 3.64%, respectively, in the third and second quarters of 2017.

Year-Over-Year Nine Months

For the first nine months of 2017, net interest income increased $2.0 million, or 6.5%, and was $32.9 million. The tax-equivalent yield on earning assets was 4.55% for the first nine months of 2017 compared with 4.52% for the first nine months of 2016. Interest and fees on loans of $29.7 million was an increase of $3.1 million compared with $26.6 million for the same period in 2016. Interest and fees on PCI loans declined $349,000 over this same time frame. Securities income increased $156,000 for the first nine months of 2017 compared with the same period in 2016. The tax-equivalent yield on the securities portfolio was 3.14% for the first nine months of 2017 compared with 3.11% for the same time frame in 2016.

Interest expense of $6.7 million represented an increase of $961,000, or 16.8%, in the first nine months of 2017 compared with the same period in 2016. Total average interest bearing liabilities increased 6.2%, or $58.7 million, as loan growth has also been funded by an average balance increase of $21.1 million, or 18.9%, in noninterest bearing deposits.

The tax equivalent net interest margin was 3.80% for the first nine months of 2017 compared with 3.82% for the first nine months of 2016. The net interest spread was 3.66% for the first nine months of 2017 versus 3.72% for the first nine months of 2016.

Year-Over-Year Quarter

Net interest income increased $523,000, or 5.0%, from the third quarter of 2016 to the third quarter of 2017 and was $11.0 million. The yield on earning assets of 4.51% in the third quarter of 2017 was a slight increase from 4.50% in the third quarter of 2016. Yield on loans increased from 4.54% to 4.62%, and volume considerations increased the average balance by $68.5 million, or 8.5%. Interest income on loans was $10.1 million, an increase of $971,000 over third quarter 2016 interest income of $9.2 million. Interest on PCI loans was $1.4 million in the third quarter of 2017, a decrease of $126,000 year-over-year. The return on PCI loans increased over this time frame, from 11.32% to 11.76%. Income on securities of $1.8 million in the third quarter of 2017 represented an increase of $93,000 year-over-year as a result of an increase of $15.2 million in the average balances of securities. The tax-equivalent yield on securities was 3.10% in the third quarter of 2017 and 2016.

3

Interest expense increased $459,000, or 24.1%, when comparing the third quarter of 2017 and the third quarter of 2016. Interest expense on deposits increased $503,000, or 32.5%, as the average balance of interest bearing deposits increased $103.4 million, or 12.4%. Overall, the Bank’s cost of interest bearing liabilities increased from 0.79% in the third quarter of 2016 to 0.92% in the third quarter of 2017. While average interest bearing deposit costs increased from 0.74% in the third quarter of 2016 to 0.87% in the third quarter of 2017, there was a decline of $34.1 million in the average balance of FHLB, other borrowings and long-term debt. Management is shifting from wholesale funding sources to retail deposits. The cost of FHLB advances for the Bank increased from 1.05% in the third quarter of 2016 to 1.57% in the third quarter of 2017. The lower average balance of FHLB advances, coupled with the higher rate, resulted in a $13,000 increase in interest expense, year-over-year.

The tax equivalent net interest margin decreased 8 basis points, from 3.82% in the third quarter of 2016 to 3.74% in the third quarter of 2017. Likewise, the interest spread decreased from 3.71% to 3.59% over the same time period.  The decrease in the margin was precipitated by an increase of 16.5% in the cost of interest bearing liabilities.

The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended September 30, 2017, June 30, 2017, and September 30, 2016 and nine months ended September 30, 2017 and September 30, 2016.

NET INTEREST MARGIN
(Dollars in thousands)	For the three months ended
	30-Sep-17	30-Jun-17	30-Sep-16
Average interest earning assets	$1,204,106	$1,197,207	$1,118,806
Interest income	$13,389	$13,220	$12,407
Interest income - tax-equivalent	$13,699	$13,532	$12,689
Yield on interest earning assets	4.51%	4.53%	4.50%
Average interest bearing liabilities	$1,016,825	$1,017,342	$953,750
Interest expense	$2,363	$2,246	$1,904
Cost of interest bearing liabilities	0.92%	0.89%	0.79%
Net interest income	$11,026	$10,974	$10,503
Net interest income - tax-equivalent	$11,336	$11,286	$10,785
Interest spread	3.59%	3.64%	3.71%
Net interest margin	3.74%	3.78%	3.82%

	For the nine months ended
	30-Sep-17	30-Sep-16
Average interest earning assets	$1,189,607	$1,104,985
Interest income	$39,557	$36,578
Interest income - tax-equivalent	$40,487	$37,453
Yield on interest earning assets	4.55%	4.52%
Average interest bearing liabilities	$1,010,523	$951,808
Interest expense	$6,690	$5,729
Cost of interest bearing liabilities	0.89%	0.80%
Net interest income	$32,867	$30,849
Net interest income - tax-equivalent	$33,797	$31,724
Interest spread	3.66%	3.72%
Net interest margin	3.80%	3.82%

4

Provision for Loan Losses

The Company records a provision for loan losses for its loan portfolio, excluding PCI loans, and a separate provision for the PCI loan portfolio. There was a $150,000 provision for loan losses, excluding PCI loans, recorded during the third quarter of 2017. There was a $250,000 provision for loan losses, excluding PCI loans, recorded during the third quarter of 2016. There was no provision for loan losses on the PCI loan portfolio during the first three quarters of 2017 or 2016. The $150,000 provision for loan losses in the third quarter of 2017 was to provide the required level of reserve needed when considering the existing loan portfolio and charge-off activity of $972,000 and to support loan growth during the quarter. Additional discussion of loan quality is presented below.

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.2 million for each of the third and second quarters of 2017.  The nominal decrease of $23,000, or 1.9%, in noninterest income on a linked quarter basis was the result of a decline of $12,000 in mortgage loan income, $12,000 in service charges on deposit accounts and $10,000 in other noninterest income. These declines were partially offset by an increase of $11,000 in gains on securities transactions, on a linked quarter basis.

Year-Over-Year Nine Months

Noninterest income was $3.5 million for the first nine months of 2017 compared with $4.1 million for the first nine months of 2016, a decrease of $555,000, or 13.7%. Mortgage loan income decreased $436,000, from $599,000 in the first nine months of 2016 to $163,000 for the same period in 2017. The Company discontinued a wholesale mortgage operation at the end of the third quarter of 2016 and shifted to a platform that requires lower overhead but has equivalent or better net revenue potential. Securities gains of $180,000 in the first three quarters of 2017 compared with $608,000 for the same period in 2016. Securities were sold during 2016 to fund a portion of the Bank’s loan growth, while in 2017 much of the loan growth has been funded with deposit balance growth. Offsetting these decreases for the first nine months of 2017 compared with the same period in 2016 were increases of $226,000 in service charges on deposit accounts, $74,000 in income on bank owned life insurance and $9,000 in other noninterest income.

Year-Over-Year Quarter

Noninterest income decreased $180,000, or 13.4%, from the third quarter of 2016 to the third quarter of 2017. Mortgage loan income decreased $193,000. Gains on securities transactions were $48,000 in the third quarter of 2017, as compared with $88,000 in the third quarter of 2016, a decrease of $40,000. Offsetting these decreases was an increase of $61,000 in service charge income.

Noninterest Expense

Linked Quarter Basis

Noninterest expenses totaled $8.7 million for the third quarter of 2017, as compared with $8.5 million for the second quarter of 2017, an increase of $170,000, or 2.0%. Notable differences between the third quarter of 2017 and the second quarter of 2017 included occupancy expenses, which were $117,000 higher on a linked quarter basis, the result of a full quarter of operating two new offices, which also drove a linked quarter increase of $112,000 in salaries and employee benefit costs. Additionally, other operating expenses increased $125,000, or 7.6%, as credit expenses increased $91,000 on a linked quarter basis, primarily from the resolution of one nonperforming loan. Partially offsetting these increases was a decline of $277,000 in amortization of intangibles, as the core deposit intangibles related to previous acquisitions are expiring in 2017.

Year-Over-Year Nine Months

Noninterest expenses were $25.7 million for the first nine months of 2017, as compared with $24.5 million for the same period in 2016. This is an increase of $1.2 million, or 4.7%. Salaries and employee benefits increased $718,000, or 5.2%, in the first nine months of 2017 compared with the same period in 2016. Other operating expenses increased $366,000 over the comparison period. Occupancy expenses increased $286,000, data processing fees increased $236,000, other real estate expenses increased $187,000 and equipment expenses increased $120,000. Offsetting these increases were decreases in amortization of intangibles, which declined $552,000, and FDIC assessment, which declined $206,000.

5

The increases in noninterest expenses in the first nine months of 2017 compared with the same period in 2016 are primarily a reflection of the branch expansion activity that has occurred in 2016 and 2017. The Bank has opened four new branches over the course of 2016 and 2017.

Year-Over-Year Quarter

Noninterest expenses increased $428,000, or 5.2%, when comparing the third quarter of 2017 to the same period in 2016. Other operating expenses increased $325,000. Salaries and employee benefits increased $322,000, occupancy expenses increased $101,000, and data processing expenses increased $91,000. Offsetting these increases was a decrease year-over-year of $415,000 in amortization of intangibles.

Again, the increases in noninterest expenses in the third quarter of 2017 compared with the same period in 2016 are primarily a reflection of the branch expansion activity that has occurred in 2016 and 2017. The Bank has opened two new branches since the end of the 2016 comparison period.

Income Taxes

Income tax expense was $919,000 for the three months ended September 30, 2017 compared with income tax expense of $692,000 in the second quarter of 2017 and an income tax expense of $862,000 for the third quarter of 2016. The effective tax rate was 27.6% for the third quarter of 2017 compared with 19.1% for the second quarter of 2017 and 26.0% for the third quarter of 2016. The lower rate in the second quarter of 2017 was primarily the result of the exercise of stock options by employees, which reduced income tax expense. For the first three quarters of 2017, income tax expense of $2.7 million represented an effective tax rate of 25.5%. For the first three quarters of 2016, income tax expense was $2.7 million, or an effective rate of 27.5%.

FINANCIAL CONDITION

Total assets increased $44.3 million, or 3.5%, to $1.294 billion at September 30, 2017 as compared with $1.250 billion at December 31, 2016. Total assets increased $89.9 million, or 7.5%, since September 30, 2016. Total loans were $890.0 million at September 30, 2017, increasing $53.7 million, or 6.4%, from year end 2016 and $78.2 million, or 9.6%, from September 30, 2016.  Total PCI loans were $45.5 million at September 30, 2017 versus $52.0 million and $53.5 million at year end 2016 and September 30, 2016, respectively.

During the first nine months of 2017, residential 1-4 family loans grew $21.9 million, or 10.5%, multifamily loans grew $14.6 million, or 37.2%, commercial loans grew $7.3 million, or 5.7%, commercial mortgage loans on real estate grew $6.0 million, or 1.8%, and construction and land development loans grew by $4.3 million, or 4.4%. Comparing September 30, 2017 and September 30, 2016, residential 1-4 family loans grew $22.3 million, commercial loans grew $17.9 million, commercial mortgage loans on real estate grew $14.6 million and construction and land development loans grew $14.1 million.

6

The following table shows the composition of the Company's loan portfolio at September 30, 2017, June 30, 2017, December 31, 2016 and September 30, 2016.

LOANS (excluding PCI loans)
(Dollars in thousands)	30-Sep-17		30-Jun-17		31-Dec-16		30-Sep-16
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	$229,745	25.82%	$212,502	24.59%	$207,863	24.86%	$207,422	25.55%
Commercial	345,759	38.85	341,182	39.49	339,804	40.63	331,120	40.79
Construction and land development	102,594	11.53	100,677	11.65	98,282	11.75	88,543	10.91
Second mortgages	7,399	0.83	7,537	0.87	7,911	0.95	8,378	1.03
Multifamily	53,642	6.03	50,511	5.85	39,084	4.67	43,137	5.31
Agriculture	7,588	0.85	7,985	0.92	7,185	0.86	7,910	0.98
Total real estate loans	746,727	83.91	720,394	83.37	700,129	83.72	686,510	84.57
Commercial loans	136,643	15.35	137,261	15.89	129,300	15.46	118,770	14.63
Consumer installment loans	5,331	0.60	5,107	0.59	5,627	0.67	5,226	0.64
All other loans	1,279	0.14	1,287	0.15	1,243	0.15	1,292	0.16
Gross loans	889,980	100.00%	864,049	100.00%	836,299	100.00%	811,798	100.00%
Allowance for loan losses	(8,667)		(9,489)		(9,493)		(9,480)
Loans, net of unearned income	$881,313		$854,560		$826,806		$802,318

The Company’s securities portfolio, excluding equity securities, declined $5.8 million, or 2.2%, from $262.7 million at December 31, 2016 to $256.9 million at September 30, 2017. Net realized gains of $180,000 were recognized during the first nine months of 2017 through sales and call activity, as compared with $608,000 recognized during the first nine months of 2016. The decline in the volume of securities was a strategic decision by management to fund strong loan growth with securities sales. Also, there were normal securities amortization, call activity, sales and maturities.

The Company had cash and cash equivalents of $22.6 million, $21.1 million and $22.0 million at September 30, 2017, December 31, 2016 and September 30, 2016, respectively. There were federal funds sold of $144,000 at September 30, 2017, federal funds purchased of $4.7 million at December 31, 2016 and federal funds sold of $99,000 at September 30, 2016.

The following table shows the composition of the Company's securities portfolio, excluding equity securities, at September 30, 2017, June 30, 2017, December 31, 2016 and September 30, 2016.

SECURITIES PORTFOLIO
(Dollars in thousands)	30-Sep-17		30-Jun-17		31-Dec-16		30-Sep-16
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue and other
U.S. Government agencies	$46,919	$46,387	$47,450	$46,829	$58,724	$57,976	$33,033	$32,629
U.S Government sponsored agencies	2,779	2,743	2,844	2,790	3,452	3,336	-	-
State, county, and municipal	122,318	124,329	123,625	125,833	121,686	122,773	118,620	124,220
Corporate and other bonds	14,947	15,022	16,087	16,090	15,936	15,503	15,784	15,323
Mortgage backed securities - U.S. Government agencies	5,659	5,583	4,372	4,254	3,614	3,495	3,623	3,618
Mortgage backed securities - U.S. Government sponsored agencies	16,625	16,383	16,784	16,547	13,330	13,038	18,062	18,105
Total securities available for sale	$209,247	$210,447	$211,162	$212,343	$216,742	$216,121	$189,122	$193,895

	30-Sep-17		30-Jun-17		31-Dec-16		30-Sep-16
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
U.S Government sponsored agencies	$10,000	$9,922	$10,000	$9,921	$10,000	$9,846	$10,000	$10,001
State, county, and municipal	35,965	36,897	36,392	37,310	35,847	36,230	34,770	36,496
Mortgage backed securities - U.S. Government agencies	495	506	522	533	761	782	846	865
Total securities held to maturity	$46,460	$47,325	$46,914	$47,764	$46,608	46,858	$45,616	$47,362

7

Interest bearing deposits at September 30, 2017 were $933.1 million, an increase of $24.6 million, or 2.7%, from $908.4 million at December 31, 2016. MMDA balances have increased $33.1 million, or 29.7%, during 2017, the result of specials run at new branches. This growth has enabled management to allow brokered deposit balances of $38.9 million to mature and run-off. As a result, time deposits over $250,000 have declined $9.9 million, or 7.7%.

The following table compares the mix of interest bearing deposits at September 30, 2017, June 30, 2017, December 31, 2016 and September 30, 2016.

INTEREST BEARING DEPOSITS
(Dollars in thousands)
	30-Sep-17	30-Jun-17	31-Dec-16	30-Sep-16
NOW	$137,559	$142,838	$137,332	$118,264
MMDA	144,409	119,582	111,346	109,842
Savings	91,642	90,224	90,340	89,336
Time deposits less than or equal to $250,000	440,607	451,352	440,699	398,295
Time deposits over $250,000	118,837	140,418	128,690	122,258
Total interest bearing deposits	$933,054	$944,414	$908,407	$837,995

FHLB advances were $81.3 million at September 30, 2017, compared with $81.9 million at December 31, 2016 and $109.1 million at September 30, 2016. Long term debt was $0 at September 30, 2017 but totaled $1.7 million at December 31, 2016 and $2.7 million at September 30, 2016. This borrowing, initially in the amount of $10.7 million, was obtained in April 2014, and the proceeds were used to redeem the Company’s then remaining outstanding TARP preferred stock. The Company fully paid this debt during the first quarter of 2017.

Shareholders’ equity was $124.4 million at September 30, 2017, $114.5 million at December 31, 2016, and $114.7 million at September 30, 2016. Shareholders’ equity increased $9.9 million, or 8.6%, from year end 2016 due to an increase in other comprehensive income related to net unrealized gains of $1.3 million in the investment portfolio, an increase of $786,000 in additional paid in capital and net income of $7.8 million in the first nine months of 2017.

Asset Quality – non-covered assets

Nonaccrual loans were $12.7 million at September 30, 2017, increasing $2.4 million from December 31, 2016 and $1.5 million from September 30, 2016. The level of total classified and criticized assets has improved over the last five quarters, and the $150,000 provision for loan losses recognized in the current quarter is to provide the required level of reserve needed when considering the existing loan portfolio and charge-off activity of $972,000 and to support loan growth.

The following chart shows the level of nonaccrual loans, classified loans and criticized loans over the last five quarters.

ASSET QUALITY
(Dollars in thousands)	2017			2016
	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16
Nonaccrual loans	$12,677	$11,514	$9,091	$10,243	$11,213
Criticized (special mention) loans	8,200	10,523	13,416	14,468	15,362
Classified (substandard) loans	16,885	17,191	18,500	18,501	21,366
Other real estate owned	2,710	2,387	3,569	4,427	4,905
Total classified and criticized assets	$27,795	$30,101	$35,485	$37,396	$41,633

The following table reconciles the activity in the Company's allowance for loan losses, excluding PCI loans, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES
(Dollars in thousands)	2017			2016
	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$9,489	$9,513	$9,493	$9,480	$9,434
Provision for loan losses	150	-	-	-	250
Net (charge-offs) recoveries	(972)	(24)	20	13	(204)
End of period	$8,667	$9,489	$9,513	$9,493	$9,480

8

Total nonperforming assets totaled $15.4 million at September 30, 2017 compared with $14.7 million at December 31, 2016. Total nonperforming assets decreased $731,000 since September 30, 2016. There were net charge-offs of $972,000 in the third quarter of 2017 compared with $24,000 in the second quarter of 2017. The increase in charge-offs for the third quarter of 2017 was driven by one large credit and two letters of credit related to previously charged-off loans. Year-to-date 2017 net charge-offs equaled $976,000.

The allowance for loan losses equaled 68.4% of nonaccrual loans at September 30, 2017, compared with 92.7% at December 31, 2016 and 84.5% at September 30, 2016. The ratio of the allowance for loan losses to total nonperforming assets was 57.6% at September 30, 2017 compared with 66.1% at December 31, 2016 and 61.8% at September 30, 2016.  The ratio of nonperforming assets to loans and OREO was 1.7% at September 30, 2017 compared with 1.7% at December 31, 2016 and 2.0% at September 30, 2016.

The following table reconciles the activity in the Company's non-covered allowance for loan losses, by quarter, for the past five quarters.

ASSET QUALITY (excluding PCI loans)
(Dollars in thousands)
	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16
Nonaccrual loans	$12,677	$11,514	$9,091	$10,243	$11,213
Loans past due over 90 days and accruing interest	-	-	112	-	-
Total nonperforming loans	12,677	11,514	9,203	10,243	11,213
Other real estate owned	2,710	2,387	3,569	4,427	4,905
Total nonperforming assets	$15,387	$13,901	$12,772	$14,670	$16,118

Allowance for loan losses to loans	0.97%	1.10%	1.12%	1.14%	1.17%
Allowances for loan losses to nonperforming assets	57.63	69.70	76.05	66.07	61.82
Allowance for loan losses excluding PCI loans, to nonaccrual loans	68.37	82.41	104.64	92.68	84.54
Nonperforming assets to loans and other real estate	1.72	1.60	1.49	1.74	1.97
Net charge-offs/(recoveries) for quarter to average loans, annualized	0.45%	0.01%	(0.01)%	(0.01)%	0.10%

A further breakout of nonaccrual loans at September 30, 2017, December 31, 2016 and September 30, 2016 is below.

NONACCRUAL LOANS (excluding PCI loans)
(Dollars in thousands)	30-Sep-17	31-Dec-16	30-Sep-16
	Amount	Amount	Amount
Mortgage loans on real estate:
Residential 1-4 family	$2,140	$2,893	$3,665
Commercial	3,492	1,758	1,599
Construction and land development	4,283	5,495	5,684
Second mortgages	-	-	135
Agriculture	66	-	-
Total real estate loans	$9,981	$10,146	$11,083
Commercial loans	2,666	53	53
Consumer installment loans	30	44	77
Gross loans	$12,677	$10,243	$11,213

9

Capital Requirements

The Company’s ratio of total risk-based capital was 13.4% at September 30, 2017 compared with 13.2% at December 31, 2016. The tier 1 risk-based capital ratio was 12.6% at September 30, 2017 and 12.2% at December 31, 2016. The Company’s tier 1 leverage ratio was 10.0% at September 30, 2017 and 9.6% at December 31, 2016.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 12.2% at September 30, 2017 and 11.8% at December 31, 2016.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Thursday, October 26, 2017, at 10:00 a.m. Eastern Time to discuss the financial results for the third quarter of 2017. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the “Corporate Overview – Corporate Profile” page of the Company's internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on October 26, 2017, until 9:00 a.m. Eastern Time on November 9, 2017. The replay will be available by dialing 877-344-7529 and entering access code 10112892 or through the internet by accessing the “Corporate Overview – Corporate Profile” page of the Company's internet site at www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 25 full-service offices, 19 of which are in Virginia and six of which are in Maryland.  The Bank also operates one loan production office in Virginia.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

10

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED BALANCE SHEETS

UNAUDITED CONDENSED

(Dollars in thousands)

	30-Sep-17	31-Dec-16	30-Sep-16
Assets
Cash and due from banks	$9,750	$13,828	$11,667
Interest bearing bank deposits	12,656	7,244	10,201
Federal funds sold	144	-	99
Total cash and cash equivalents	22,550	21,072	21,967

Securities available for sale, at fair value	210,447	216,121	193,895
Securities held to maturity, at cost	46,460	46,608	45,616
Equity securities, restricted, at cost	8,356	8,290	9,289
Total securities	265,263	271,019	248,800

Loans	889,980	836,299	811,798
Purchased credit impaired (PCI) loans	45,451	51,964	53,462
Allowance for loan losses	(8,667)	(9,493)	(9,480)
Allowance for loan losses – PCI loans	(200)	(200)	(484)
Net loans	926,564	878,570	855,296

Bank premises and equipment, net	29,469	28,357	27,805
Other real estate owned	2,710	4,427	4,905
Bank owned life insurance	27,911	27,339	27,140
Core deposit intangibles, net	20	898	1,375
Other assets	19,643	18,134	16,943
Total assets	$1,294,130	$1,249,816	$1,204,231

Liabilities
Deposits:
Noninterest bearing	$145,328	$128,887	$129,329
Interest bearing	933,054	908,407	837,995
Total deposits	1,078,382	1,037,294	967,324

Federal funds purchased	-	4,714	-
Federal Home Loan Bank advances	81,296	81,887	109,082
Long term debt	-	1,670	2,738
Trust preferred capital notes	4,124	4,124	4,124
Other liabilities	5,905	5,591	6,234
Total liabilities	1,169,707	1,135,280	1,089,502

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 22,047,833, 21,959,648, 21,947,466, shares issued and outstanding, respectively)	220	220	219
Additional paid in capital	147,453	146,667	146,504
Retained deficit	(23,285)	(31,128)	(33,854)
Accumulated other comprehensive income (loss)	35	(1,223)	1,860
Total shareholders' equity	124,423	114,536	114,729
Total liabilities and shareholders' equity	$1,294,130	$1,249,816	$1,204,231

11

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED CONDENSED

(Dollars in thousands)	YTD	Three months ended		YTD	Three months ended
	2017	30-Sep-17	30-Jun-17	2016	30-Sep-16
Interest and dividend income
Interest and fees on loans	$29,676	$10,127	$9,952	$26,582	$9,156
Interest and fees on PCI loans	4,355	1,423	1,453	4,704	1,549
Interest on federal funds sold	1	1	-	-	-
Interest on deposits in other banks	143	65	52	66	22
Interest and dividends on securities
Taxable	3,577	1,171	1,157	3,528	1,133
Nontaxable	1,805	602	606	1,698	547
Total interest and dividend income	39,557	13,389	13,220	36,578	12,407
Interest expense
Interest on deposits	5,776	2,053	1,944	4,638	1,550
Interest on borrowed funds	914	310	302	1,091	354
Total interest expense	6,690	2,363	2,246	5,729	1,904

Net interest income	32,867	11,026	10,974	30,849	10,503

Provision for loan losses	150	150	-	450	250
Net interest income after provision for loan losses	32,717	10,876	10,974	30,399	10,253

Noninterest income
Service charges on deposit accounts	2,011	678	690	1,785	617
Gain on securities transactions, net	180	48	37	608	88
Income on bank owned life insurance	704	235	235	630	238
Mortgage loan income	163	59	71	599	252
Other	448	145	155	439	150
Total noninterest income	3,506	1,165	1,188	4,061	1,345

Noninterest expense
Salaries and employee benefits	14,566	4,998	4,886	13,848	4,676
Occupancy expenses	2,329	857	740	2,043	756
Equipment expenses	849	305	260	729	242
FDIC assessment	550	185	164	756	253
Data processing fees	1,466	501	477	1,230	410
Amortization of intangibles	878	62	339	1,430	477
Other real estate expenses (income) , net	98	37	34	(89)	28
Other operating expenses	4,957	1,761	1,636	4,591	1,436
Total noninterest expense	25,693	8,706	8,536	24,538	8,278

Income before income taxes	10,530	3,335	3,626	9,922	3,320
Income tax expense	2,687	919	692	2,726	862
Net income	$7,843	$2,416	$2,934	$7,196	$2,458

12

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED CONDENSED

(Dollars in thousands)	Three months ended
	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16
Interest and dividend income
Interest and fees on loans	$10,127	$9,952	$9,597	$9,416	$9,156
Interest and fees on PCI loans	1,423	1,453	1,479	1,526	1,549
Interest on federal funds sold	1	-	-	-	-
Interest on deposits in other banks	65	52	26	56	22
Interest and dividends on securities
Taxable	1,171	1,157	1,249	1,168	1,133
Nontaxable	602	606	597	551	547
Total interest and dividend income	13,389	13,220	12,948	12,717	12,407
Interest expense
Interest on deposits	2,053	1,944	1,779	1,744	1,550
Interest on borrowed funds	310	302	302	347	354
Total interest expense	2,363	2,246	2,081	2,091	1,904

Net interest income	11,026	10,974	10,867	10,626	10,503

Provision (credit) for loan losses	150	-	-	(284)	250
Net interest income after provision for loan losses	10,876	10,974	10,867	10,910	10,253

Noninterest income
Service charges on deposit accounts	678	690	643	635	617
Gain on securities transactions, net	48	37	95	26	88
Income on bank owned life insurance	235	235	234	240	238
Mortgage loan income	59	71	33	7	252
Other	145	155	148	210	150
Total noninterest income	1,165	1,188	1,153	1,118	1,345

Noninterest expense
Salaries and employee benefits	4,998	4,886	4,682	4,564	4,676
Occupancy expenses	857	740	732	694	756
Equipment expenses	305	260	284	270	242
FDIC assessment	185	164	201	67	253
Data processing fees	501	477	488	444	410
Amortization of intangibles	62	339	477	477	477
Other real estate expenses net	37	34	27	264	28
Other operating expenses	1,761	1,636	1,560	1,432	1,436
Total noninterest expense	8,706	8,536	8,451	8,212	8,278

Income before income taxes	3,335	3,626	3,569	3,816	3,320
Income tax expense	919	692	1,076	1,090	862
Net income	$2,416	$2,934	$2,493	$2,726	$2,458

13

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Dollars in thousands)

	Three months ended September 30, 2017			Three months ended September 30, 2016
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$869,501	$10,127	4.62%	$801,017	$9,156	4.54%
PCI loans, including fees	47,358	1,423	11.76	54,301	1,549	11.32
Total loans	916,859	11,550	5.00	855,318	10,705	4.97
Interest bearing bank balances	18,333	65	1.40	9,876	22	0.88
Federal funds sold	105	1	1.21	14	-	0.50
Securities (taxable)	182,703	1,171	2.56	172,591	1,133	2.63
Securities (tax exempt)(1)	86,106	912	4.24	81,007	829	4.09
Total earning assets	1,204,106	13,699	4.51	1,118,806	12,689	4.50
Allowance for loan losses	(9,523)			(9,861)
Non-earning assets	89,935			87,419
Total assets	$1,284,518			$1,196,364

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$280,253	$284	0.40	$234,828	$156	0.26
Savings	90,774	60	0.26	86,327	58	0.27
Time deposits	567,800	1,709	1.19	514,312	1,336	1.03
Total interest bearing deposits	938,827	2,053	0.87	835,467	1,550	0.74
Short-term borrowings	381	2	1.67	2,731	6	0.93
FHLB and other borrowings	77,617	308	1.57	111,757	295	1.05
Long- term debt	-	-	-	3,795	53	5.50
Total interest bearing liabilities	1,016,825	2,363	0.92	953,750	1,904	0.79
Noninterest bearing deposits	138,330			122,571
Other liabilities	5,395			5,753
Total liabilities	1,160,550			1,082,074
Shareholders’ equity	123,968			114,290
Total liabilities and
Shareholders’ equity	$1,284,518			$1,196,364
Net interest earnings		$11,336			$10,785
Interest spread			3.59%			3.71%
Net interest margin			3.74%			3.82%

Tax-equivalent adjustment:
Securities		$310			$282

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

14

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Dollars in thousands)

	Nine months ended September 30, 2017			Nine months ended September 30, 2016
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$856,465	$29,676	4.63%	$776,491	$26,582	4.56%
PCI loans, including fees	49,117	4,355	11.69	55,974	4,704	11.20
Total loans	905,582	34,031	5.02	832,465	31,286	5.01
Interest bearing bank balances	15,597	143	1.22	11,065	66	0.80
Federal funds sold	97	1	1.08	5	-	0.50
Securities (taxable)	182,724	3,577	2.61	178,700	3,528	2.63
Securities (tax exempt)(1)	85,607	2,735	4.26	82,750	2,573	4.15
Total earning assets	1,189,607	40,487	4.55	1,104,985	37,453	4.52
Allowance for loan losses	(9,647)			(9,985)
Non-earning assets	89,261			84,712
Total assets	$1,269,221			$1,179,712

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$253,638	$579	0.31	$233,186	$481	0.27
Savings	91,473	181	0.27	84,661	176	0.28
Time deposits	580,346	5,016	1.16	520,306	3,981	1.02
Total interest bearing deposits	925,457	5,776	0.83	838,153	4,638	0.74
Short-term borrowings	994	9	1.21	2,313	14	0.85
FHLB and other borrowings	84,072	905	1.44	106,571	903	1.13
Long- term debt	-	-	-	4,771	174	4.80
Total interest bearing liabilities	1,010,523	6,690	0.89	951,808	5,729	0.80
Noninterest bearing deposits	132,868			111,751
Other liabilities	5,487			5,297
Total liabilities	1,148,878			1,068,856
Shareholders’ equity	120,343			110,856
Total liabilities and
shareholders’ equity	$1,269,221			$1,179,712
Net interest earnings		$33,797			$31,724
Interest spread			3.66%			3.72%
Net interest margin			3.80%			3.82%

Tax-equivalent adjustment:
Securities		$930			$875

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

15

The information below presents certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). Common tangible book value equals total shareholders’ equity less identifiable intangible assets and common tangible book value per share is computed by dividing common tangible book value by the number of common shares outstanding. Common tangible assets equal total assets less identifiable intangible assets.

Management believes that common tangible book value and the ratio of common tangible book value to common tangible assets are meaningful because they are some of the measures that the Company and investors use to assess capital adequacy. Management believes that presenting the change in common tangible book value per share, the change in stock price to common tangible book value per share, and the change in the ratio of common tangible book value to common tangible assets provide meaningful period-to-period comparisons of these measures.

These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies. The following table reconciles these non-GAAP measures from their respective GAAP basis measures.

Common Tangible Book Value
(Dollars and shares outstanding in thousands)	30-Sep-17	30-Jun-17	31-Dec-16	30-Sep-16

Total shareholders’ equity	$124,423	$121,757	$114,536	$114,729
Core deposit intangible (net)	20	82	898	1,375
Common tangible book value	$124,403	$121,675	$113,638	$113,354
Shares outstanding	22,048	22,037	21,960	21,947
Common tangible book value per share	$5.64	$5.52	$5.17	$5.16

Stock price	$9.20	$8.25	$7.25	$5.42

Price/common tangible book	163.12%	149.46%	140.23%	105.04%

Common tangible equity/common tangible assets
Total assets	$1,294,130	$1,290,507	$1,249,816	$1,204,231
Core deposit intangible	20	82	898	1,375
Common tangible assets	$1,294,110	$1,290,425	$1,248,918	$1,202,856
Common tangible equity	$124,403	$121,675	$113,638	$113,354

Common tangible equity to common tangible assets	9.61%	9.43%	9.10%	9.42%

16